Exhibit 99.1

System1 Announces Preliminary First Quarter 2022 Financial Results

•Revenue Grew 48% Year-Over-Year to $219 Million1
•Pro Forma Revenue Grew 29% Year-Over-Year to $231 Million
•Gross Profit Grew 55% Year-Over-Year to $57 Million2
•Pro Forma Gross Profit Grew 58% Year-Over-Year to $61 Million
•Company Has Completed Three Acquisitions Year-To-Date, Including Answers.com On May 4th
•Company Reaffirms Full-Year 2022 Guidance of Revenue and Pro Forma Revenue of $1.0 Billion and Pro Forma Adjusted EBITDA of $174 Million

LOS ANGELES, CA – May 12, 2022 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), an omnichannel customer acquisition marketing platform, announced its preliminary results for the first quarter 2022.

“We are pleased to report excellent progress during the first quarter, with record results across our advertising and subscription business lines,” commented Michael Blend, Co-Founder & Chief Executive Officer of System1. “Our strong execution and year-over-year growth speaks to the increasing value of our RAMP technology platform, as well as the resiliency of our business model. Our team is executing well and we are excited about the tremendous opportunities ahead of us.”

Tridivesh Kidambi, Chief Financial Officer of System1, commented, “We are thrilled to report strong growth in both revenue and gross profit. Our top-line performance underscores the value that our RAMP technology and complementary brands are bringing to the market. With this strong performance and momentum, we are reaffirming our annual guidance, and look forward to the many opportunities for growth in 2022.”

On January 27, 2022, S1 Holdco, LLC (“S1 Holdco”) and Protected.net Group Ltd. (“Protected”) combined with Trebia Acquisition Corp. (“Trebia”) to form System1, Inc (the “Business Combination”). The Q1 2022 financial statements are comprised of the results of S1 Holdco from January 1, 2022 through January 26, 2022 (the “predecessor period”) and the consolidated results of System1 from January 27, 2022 through March 31, 2022 (“the successor period”).

Explanatory Note

For financial reporting purposes, S1 Holdco has been determined to be the accounting predecessor and therefore its financial results are presented for all periods prior to the Business Combination with Trebia. In order to present comparable financial information, (i) the pro forma financial results for the first quarter of 2021 combine the unaudited financial results of Protected with the unaudited financial results of S1 Holdco, each for the first quarter of 2021, and (ii) the pro forma financial results for the first quarter of 2022 combine the unaudited financial results of Protected for the period between January 1, 2022 and January 26, 2022 with the unaudited financial results of S1 Holdco during the predecessor period together with the consolidated financial results of System1 for the successor period. The Company believes it is important to provide these pro forma financial results for investors and other stakeholders to properly evaluate its performance in 2022 relative to comparable information provided in prior periods. Please refer to the tables at the end of this release for a reconciliation of the pro forma financial results as presented herein to the individual financial results of S1 Holdco, Protected and System1, respectively, for the respective successor and predecessor periods. These pro forma financial results are not prepared in accordance with Article 11 of Regulation S-X.

1 Comprised of $58 million predecessor period revenue and $161 million successor period revenue in Q1 2022.
2 Gross profit is defined as revenue less cost of revenues, excluding depreciation and amortization. Q1 2022 gross profit was comprised of $16 million in the predecessor period and $41 million in the successor period.

Exhibit 99.1

First Quarter 2022 Financial Highlights

•Revenue increased 48% year-over-year to $219 million compared to $148 million in the prior year.

•Pro forma revenue increased 29% year-over-year to $231 million compared to $179 million in the prior year.

•Gross profit increased 55% year-over-year to $57 million compared to $37 million in the prior year.

•Pro forma gross profit increased 58% year-over-year to $61 million compared to $38 million in the prior year.

•Net loss of $86 million3, which includes charges for share-based payments and transaction expenses related to the Company’s recently completed Business Combination in January 2022, compared to $7 million of net income in the prior year.

•Pro forma Adjusted EBITDA increased 58% year-over-year to $30 million compared to $19 million in the prior year.

Second Quarter and Full-Year 2022 Guidance

•The Company expects (i) revenue between $223 million and $233 million, (ii) revenue less cost of revenue (excluding depreciation and amortization) between $67 million and $73 million, and (iii) Adjusted EBITDA between $36 million and $38 million for the second quarter of 2022.

•The Company re-affirms its previous guidance of revenue of $1.0 billion and Pro Forma Adjusted EBITDA of $174 million for the full-year 2022.

This guidance includes the anticipated contribution of the RoadWarrior and CouponFollow acquisitions completed in Q1 2022 and the Answers.com acquisition completed in May, with such acquisitions accounting for $30 million of revenue and $15 million of Adjusted EBITDA reflected in the full-year 2022 guidance, and includes pre-merger Protected results for the first quarter of 2022.

Business Highlights

•On January 28, 2022, System1, Inc. started trading on the New York Stock Exchange under the ticker symbol “SST”.

•On February 10, 2022, the Company completed the acquisition of RoadWarrior, a subscription app focused on route planning for today’s ever-growing gig economy drivers.

•On March 4, 2022, the Company acquired CouponFollow, one of the largest coupon destinations for online shoppers.

•On May 4, 2022, the Company acquired the assets of Answers.com, one of the largest destinations for higher education and lifelong learning content, to add to its portfolio of Owned & Operated publishing sites and search destinations.

3 Comprised of $45 million predecessor period net loss and $41 million successor period net loss in Q1 2022.

Exhibit 99.1

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements “ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results or “guidance” for fiscal year 2022. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the “Risk Factors” and other information included in our registration statements on Form S-4 (including the related proxy statement/prospectus) with respect to the Business Combination with Trebia Acquisition Corp. and on Form S-1, each filed with the Securities and Exchange Commission (the “SEC ”), as well as System1’s Form 10-K, Form 8-K and other reports filed with the SEC from time to time. Please refer to the SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance following completion of the Business Combination.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to grow and manage growth profitably, and retain its key employees; (2) our ability to acquire businesses on acceptable terms and to successfully integrate and recognize anticipated synergies from acquired businesses; (3) use of cash and other available liquidity to grow and invest in our businesses; (4) continued growth of our digital media and subscription offerings; (5) international growth; (6) our ability to develop or introduce new products, services, features and technologies; (7) our liquidity and our ability to repay or refinance our outstanding indebtedness; (8) technology, platform and infrastructure systems capacity, coverage, reliability and security; (9) changes in or recent developments related to applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); (10) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of Covid-19 and other political or societal developments. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Exhibit 99.1

Non-GAAP Measures: Pro Forma Gross Profit and Pro Forma Adjusted EBITDA

Pro Forma Gross Profit and Pro Forma Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Pro Forma Gross Profit is defined as revenue less cost of revenues, exclusive of depreciation and amortization. Pro Forma Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

System1 believes Pro Forma Adjusted EBITDA and Pro Forma Gross Profit are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Pro Forma Gross Profit and Pro Forma Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Pro Forma Gross Profit should not be considered a substitute for revenue less cost of revenues, inclusive of depreciation and amortization costs. Pro Forma Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Pro Forma Gross Profit and Pro Forma Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Pro Forma Gross Profit and Pro Forma Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

The Company is not able to reasonably reconcile Pro Forma Adjusted EBITDA to net income, its nearest GAAP metric, in its guidance for future periods due to uncertainties regarding purchase accounting, stock-based compensation, taxes and other potential adjustments.

Exhibit 99.1

Unaudited Condensed Statements of Operations
(in thousands)

	Successor	Predecessor	Predecessor
	Period from January 27, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022	Three Months Ended March 31, 2021
Revenue	$160,861	$57,959	$147,561
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	120,131	41,760	110,785
Salaries, commissions, and benefits	43,001	35,175	15,195
Selling, general, and administrative	14,981	22,896	6,950
Depreciation and amortization	23,311	1,000	3,689
Total operating costs and expenses	201,424	100,831	136,619
Operating (loss) income	(40,563)	(42,872)	10,942
Interest expense	4,776	2,492	4,048
Loss on warrant fair value	13,761	—	—
(Loss) income before income tax	(59,100)	(45,364)	6,894
Income tax (benefit) expense	(18,327)	(629)	151
Net (loss) income	$(40,773)	$(44,735)	$6,743
Net (loss) attributable to non-controlling interest	(8,642)	—	—
Net (loss) income attributable to System1, Inc.	$(32,131)	$(44,735)	$6,743

Exhibit 99.1

Unaudited Condensed Balance Sheets
(in thousands)

	Successor	Predecessor
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$42,178	$47,896
Restricted cash, current	4,895	—
Accounts receivable, net of allowance for doubtful accounts	99,976	90,203
Prepaid expenses and other current assets	12,966	7,689
Total current assets	160,015	145,788
Restricted cash	3,034	743
Property and equipment, net	2,855	830
Internal-use software development costs, net	10,704	11,213
Intangible assets, net	569,042	50,368
Goodwill	657,554	44,820
Due from related party	—	2,469
Operating lease right-of-use assets	6,388	—
Other non-current assets	808	680
Total assets	$1,410,400	$256,911
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	76,004	72,846
Accrued expenses and other current liabilities	68,248	31,284
Deferred revenue	64,810	1,971
Operating lease liabilities, current	1,895	—
Due to related party	80	—
Notes payable, current	14,822	170,453
Total current liabilities	225,859	276,554
Operating lease liabilities, non-current	5,645	—
Notes payable, non-current	409,777	—
Warrant liability	40,773	—
Other liabilities	111,192	8,758
Total liabilities	793,246	285,312
Commitments and contingencies
EQUITY / MEMBERS' DEFICIT
Class A Common stock - $0.0001 par value; 250,000,000 shares authorized, 86,596,614 Class A shares issued and outstanding as of March 31, 2022.	9	—
Class C Common stock - $0.0001 par value; 25,000,000 shares authorized, 22,077,319 Class C shares issued and outstanding as of March 31, 2022.	2	—
Additional paid-in capital	510,609
Accumulated deficit	(83,236)	—
Members' deficit	—	(28,829)
Accumulated other comprehensive (loss) income	(26)	428
Total equity/members' deficit	427,358	(28,401)
Non-controlling interest	189,796	—
Total equity/members' deficit	617,154	(28,401)
Total liabilities and equity/members' deficit	$1,410,400	$256,911

Exhibit 99.1

The following tables reconcile net income (loss) to Pro Forma Adjusted EBITDA for the periods presented for System1, Inc, S1 Holdco LLC and Protected.net.

	Successor	Predecessor	Successor + Predecessor	Unaudited	Pro Forma
	System1, Inc.	S1 Holdco LLC	Total	Protected.net	Total
($ in millions)	Period from January 27, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022	Period from January 1, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022	Period from January 1, 2022 through March 31, 2022
Net (Loss)	$(40.8)	$(44.7)	$(85.5)	$3.5	$(82.0)
Plus:
Income Tax (Benefit)	(18.3)	(0.6)	(18.9)	(1.7)	(20.6)
Interest Expense	4.8	2.5	7.3	0.1	7.4
Depreciation & Amortization	23.3	1.0	24.3	—	24.3
Other Expense	1.8	(0.1)	1.7	0.5	2.2
Stock-Based Compensation & Distributions To Members	27.6	27.4	55.0	—	55.0
Non-cash revaluation of warrant liability	13.8	—	13.8	—	13.8
Terminated Product Lines	—	—	—	—	—
Acquisition & Restructuring Costs	5.8	23.7	29.5	0.1	29.6
Acquisition Earnout	0.3	—	0.3	—	0.3
Adjusted EBITDA	$18.3	$9.2	$27.5	$2.5	$30.0

	Predecessor	Unaudited	Pro Forma
	S1 Holdco LLC	Protected.net	Total
($ in millions)	Period from January 1, 2021 through March 31, 2021	Period from January 1, 2021 through March 31, 2021	Period from January 1, 2021 through March 31, 2021
Net Income (Loss)	$6.7	$(1.6)	$5.1
Plus:
Income Tax Expense	0.2	—	0.2
Interest Expense	4.0	—	4.0
Depreciation & Amortization	3.7	—	3.7
Other Expense	0.1	1.4	1.5
Stock-Based Compensation	2.1	—	2.1
Terminated Product Lines	—	0.1	0.1
Acquisition & Restructuring Costs	1.9	0.3	2.2
Acquisition Earnout	0.1	—	0.1
Adjusted EBITDA	$18.8	$0.2	$19.0

Exhibit 99.1

The following tables reconcile Pro Forma Revenue to Pro Forma Gross Profit for the periods presented for System1, Inc, S1 Holdco LLC and Protected.net.

	Successor	Predecessor	Successor + Predecessor	Unaudited	Pro Forma
	System1, Inc.	S1 Holdco LLC	Total	Protected.net	Total
($ in millions)	Period from January 27, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022	Period from January 1, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022	Period from January 1, 2022 through March 31, 2022
Revenue	$160.9	$58.0	218.9	$12.0	$230.9
Less: Cost of Revenue (exclusive of depreciation and amortization)	(120.2)	(41.8)	(162.0)	(8.4)	(170.4)
Gross Profit	$40.7	$16.2	$56.9	$3.6	$60.5

		Unaudited	Pro Forma
	S1 Holdco LLC	Protected.net	Total
($ in millions)	Period from January 1, 2021 through March 31, 2021	Period from January 1, 2021 through March 31, 2021	Period from January 1, 2021 through March 31, 2021
Revenue	$147.6	$31.2	$178.8
Less: Cost of Revenue (exclusive of depreciation and amortization)	(110.8)	(29.7)	(140.5)
Gross Profit	$36.8	$1.5	$38.3

The following table reconciles FY 2022 Revenue guidance to FY 2022 Pro Forma Revenue guidance.

($ in millions)
FY 2022 Revenue Guidance	$988
Protected.net revenue from January 1, 2022 through January 26, 2022	12
FY 2022 Pro Forma Revenue Guidance	$1,000

Investors:
Ashley DeSimone
ICR, Inc.
Ashley.desimone@icrinc.com

Brett Milotte
ICR, Inc.
Brett.milotte@icrinc.com